FOR IMMEDIATE RELEASE CONTACT:
James E. Skinner Senior Vice President and Chief Financial Officer (214)743-7625

Stacie Shirley Vice President - Finance and Treasurer (214)757-2967

THE NEIMAN MARCUS GROUP ANNOUNCES JAMES GOLD
AS PRESIDENT AND CEO OF BERGORF GOODMAN

     DALLAS, Texas, May 3, 2004 - The Neiman Marcus Group, Inc. (NYSE: NMG.A, NMG.B) announces the promotion of James Gold to President and Chief Executive Officer of Bergdorf Goodman.

     Mr. Gold will report to Burton M. Tansky, President and Chief Executive Officer of The Neiman Marcus Group.

     Prior to this appointment, Mr. Gold served as Senior Vice President and General Merchandise Manager of Neiman Marcus Stores responsible for men's and cosmetics. Mr. Gold has held various management positions in both merchandising and store operations during his 13 years with the Company including Vice President, Division Merchandise Manager of designer sportswear and Vice President, Director of Last Call Clearance Stores. Mr. Gold received a Bachelor of Arts degree from Tulane University and an MBA from The Harvard Business School.

     "Jim has been a key member of our team at the Neiman Marcus Stores division. His commitment to fashion leadership and innovative marketing has contributed significantly to our company's success," stated Mr. Tansky. "I am confident that with Jim's strong management skills, merchandising, expertise and strategic insight, he will continue Bergdorf Goodman's tradition of leadership in luxury retailing."

     The Company will announce the reassignment of Mr. Gold's duties at Neiman Marcus Stores shortly.

     The Neiman Marcus Group, Inc. operations include the Specialty Retail Stores segment and the Direct Marketing segment. The Specialty Retail Stores segment consists of Neiman Marcus and Bergdorf Goodman stores. The Direct Marketing segment conducts both print catalog and online operations under the Neiman Marcus, Horchow and Chef's Catalog brand names. Information about the company can be accessed at www.neimanmarcusgroup.com.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States or escalation in the international war on terrorism; disruptions in business at the Company’s stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods that are, or are perceived to be, "luxuries"; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company’s marketing, merchandising and promotional efforts; changes in the Company’s relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company’s financial results or reputation; changes in the Company’s relationships with designers, vendors and other sources of merchandise; the financial viability of the Company’s designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates; impact of funding requirements related to the Company’s noncontributory defined benefit pension plan; changes in the Company’s relationships with certain of key sales associates; changes in key management personnel; changes in the Company’s proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company’s cost of operations.

These and other factors that may adversely effect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.